Exhibit 99.2

Aclaris Therapeutics Announces $80 Million Private Placement

WAYNE, Pa., Nov. 18, 2024 (GLOBE NEWSWIRE) -- Aclaris Therapeutics, Inc. (NASDAQ: ACRS)(the “Company” or “Aclaris”), a clinical-stage biopharmaceutical company focused on developing novel drug candidates for immuno-inflammatory diseases, today announced that it has entered into a securities purchase agreement with a group of accredited investors for the private placement of 35,555,555 shares of common stock at a purchase price of $2.25 per share, for gross proceeds of approximately $80.0 million. The private placement is expected to close on or about November 19, 2024, subject to the satisfaction of customary closing conditions.

The private placement was led by Vivo Capital, with participation by new and existing investors including Forge Life Science Partners, Rock Springs Capital, RA Capital Management, Adage Capital Partners LP, Decheng Capital, Logos Capital and Samsara BioCapital.

Net proceeds from the private placement are expected to fund the research and development of its pipeline and for general corporate purposes.

The securities being issued and sold in the private placement have not been registered under the Securities Act of 1933, as amended (the “Securities Act”).  Accordingly, these securities may not be offered or sold in the United States, except pursuant to an effective registration statement or an applicable exemption from the registration requirements of the Securities Act. Concurrently with the execution of the securities purchase agreement, the Company and the investors entered into a registration rights agreement pursuant to which the Company has agreed to file a registration statement with the Securities and Exchange Commission (the “SEC”) registering the resale of the shares of common stock sold in the private placement. This press release shall not constitute an offer to sell or the solicitation of an offer to buy these securities, nor shall there be any sale of the securities in any jurisdiction in which such offer, solicitation or sale would be unlawful prior to the registration or qualification under the securities laws of such jurisdiction.

Leerink Partners and Cantor acted as placement agents in connection with the private placement.

About Aclaris Therapeutics, Inc.

Aclaris Therapeutics, Inc. is a clinical-stage biopharmaceutical company developing a pipeline of novel drug candidates to address the needs of patients with immuno-inflammatory diseases who lack satisfactory treatment options. The company has a multi-stage portfolio of drug candidates powered by a robust R&D engine exploring protein kinase regulation.

Cautionary Note Regarding Forward-Looking Statements

Any statements contained in this press release that do not describe historical facts may constitute forward-looking statements as that term is defined in the Private Securities Litigation Reform Act of 1995. These statements may be identified by words such as “anticipate,” “believe,” “expect,” “intend,” “may,” “plan,” “potential,” “will,” and similar expressions, and are based on Aclaris’ current beliefs and expectations. These forward-looking statements include statements regarding the closing of the private placement and anticipated use of proceeds. These statements involve risks and uncertainties that could cause actual results to differ materially from those reflected in such statements. Risks and uncertainties that may cause actual results to differ materially include, but are not limited to, risks related to market conditions and the satisfaction of closing conditions for the private placement, uncertainties inherent in the conduct of clinical trials, Aclaris’ reliance on third parties over which it may not always have full control, Aclaris’ ability to enter into strategic partnerships on commercially reasonable terms, the uncertainty regarding the macroeconomic environment and other risks and uncertainties that are described in the Risk Factors section of Aclaris’ Annual Report on Form 10-K for the year ended December 31, 2023, and other filings Aclaris makes with the SEC from time to time. These documents are available under the “SEC Filings” page of the “Investors” section of Aclaris’ website at www.aclaristx.com. Any forward-looking statements speak only as of the date of this press release and are based on information available to Aclaris as of the date of this release, and Aclaris assumes no obligation to, and does not intend to, update any forward-looking statements, whether as a result of new information, future events or otherwise.

Aclaris Therapeutics Contact:

investors@aclaristx.com